As filed with the Securities and Exchange Commission on September 14, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	59-1995548
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2200 Pennsylvania Ave., N.W., Suite 800W

Washington, D.C. 20037-1701

(Address of principal executive offices) (Zip code)

Pall Corporation 2012 Stock Compensation Plan, as Amended

(Full title of the plan)

James F. O’Reilly

Vice President, Associate General Counsel and Secretary

2200 Pennsylvania Avenue, N.W., Suite 800W

Washington, D.C. 20037-1701

(202) 828-0850

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Danaher Corporation Common Stock, par value $0.01 per share (“Common Stock”), issuable upon vesting of assumed restricted stock units granted under the Pall Corporation 2012 Stock Compensation Plan, as amended (the “Pall Plan”)	308,118	$77.78	$23,965,419	$2,414

(1)	Represents shares of Danaher Corporation (the “Registrant”) subject to issuance in connection with the Pall Plan and assumed by the Registrant pursuant to the Agreement and Plan of Merger among the Registrant, Pentagon Merger Sub, Inc., and Pall Corporation, dated as of May 12, 2015.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares that may become issuable under the Pall Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Determined on the basis of the average of the high and low sale price of Common Stock as reported on the NYSE on September 9, 2016 of $77.78, solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.

EXPLANATORY NOTE

In connection with the spin-off of Fortive Corporation by Danaher Corporation (the “Registrant”) on July 2, 2016, the number of shares of Registrant common stock, par value $0.01 per share (“Common Stock”) underlying outstanding awards were adjusted pursuant to the anti-dilution provisions of the Pall Plan. This Registration Statement on Form S-8 is being filed by the Registrant with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 308,118 shares of the Registrant’s common stock, par value $0.01 per share, for issuance pursuant to the Pall Plan as a result of such adjustment. In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-207565, filed with the Commission on October 22, 2015, as amended by Post-Effective Amendment No. 1 filed with the Commission on January 6, 2016, are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1	Pall Corporation 2012 Stock Compensation Plan (incorporated by reference from Appendix B to Pall Corporation’s Proxy Statement filed on November 9, 2011)

4.2	Amendment to Pall Corporation 2012 Stock Compensation Plan, effective as of April 19, 2012 (incorporated by reference from Exhibit 10.28 to Pall Corporation’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012)

4.3	Amendment to Pall Corporation 2012 Stock Compensation Plan, effective as of August 1, 2012 (incorporated by reference from Exhibit 10.27 to Pall Corporation’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012)

5.1	Opinion of Counsel

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm

24.1	Power of Attorney (included on the signature pages of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 13th day of September, 2016.

DANAHER CORPORATION

By:	/s/ DANIEL L. COMAS
Name: Daniel L. Comas Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Brian W. Ellis and James F. O’Reilly and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 13, 2016.

Signature	Title	Date

/s/ THOMAS P. JOYCE, JR. Thomas P. Joyce, Jr.	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 13, 2016

/s/ DANIEL L. COMAS Daniel L. Comas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 13, 2016

/s/ ROBERT S. LUTZ Robert S. Lutz	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 13, 2016

/s/ STEVEN M. RALES Steven M. Rales	Chairman of the Board	September 13, 2016

/s/ MITCHELL P. RALES Mitchell P. Rales	Chairman of the Executive Committee	September 13, 2016

/s/ DONALD J. EHRLICH Donald J. Ehrlich	Director	September 13, 2016

/s/ LINDA HEFNER FILLER Linda Hefner Filler	Director	September 13, 2016

/s/ ROBERT J. HUGIN Robert J. Hugin	Director	September 13, 2016

/s/ TERI LIST-STOLL Teri List-Stoll	Director	September 13, 2016

/s/ WALTER G. LOHR, JR. Walter G. Lohr, Jr.	Director	September 13, 2016

/s/ JOHN T. SCHWIETERS John T. Schwieters	Director	September 13, 2016

/s/ ALAN G. SPOON Alan G. Spoon	Director	September 13, 2016

/S/ ELIAS A. ZERHOUNI Elias A. Zerhouni, M.D.	Director	September 13, 2016

INDEX OF EXHIBITS

Exhibit No.	Description

4.1	Pall Corporation 2012 Stock Compensation Plan (incorporated by reference from Appendix B to Pall Corporation’s Proxy Statement filed on November 9, 2011)

4.2	Amendment to Pall Corporation 2012 Stock Compensation Plan, effective as of April 19, 2012 (incorporated by reference from Exhibit 10.28 to Pall Corporation’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012)

4.3	Amendment to Pall Corporation 2012 Stock Compensation Plan, effective as of August 1, 2012 (incorporated by reference from Exhibit 10.27 to Pall Corporation’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012)

5.1	Opinion of Counsel

23.1	Consent of Counsel (contained in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, an independent registered public accounting firm

24.1	Power of Attorney (included on the signature pages of this registration statement)